Southern First Bancshares, Inc.

Investor Presentation
February 19th, 2020

Forward Looking Statements:

During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of Southern First Bancshares, Inc. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors (including a downturn in the economy, greater than expected non-interest expenses, increased competition, fluctuations in interest rates, regulatory actions, excessive loan losses and other factors) that may cause Southern First's actual results to differ materially from the anticipated results expressed or implied in these forward-looking statements. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Southern First's operating results in documents filed by Southern First Bancshares, Inc. with the Securities and Exchange Commission, including the annual report on Form 10-K and other required filings. Southern First assumes no duty to update the forward-looking statements made in this presentation.

Corporate Profile:


NORTH CAROLINA
Greensboro
Raleigh
Asheville
Charlotte
Greenville
SOUTH CAROLINA
Columbia
Atlanta
Augusta
GEORGIA
Charleston
Savannah

Southern First markets:

- Greenville, SC: 2000
- Columbia, SC: 2007
- Charleston, SC: 2012
- Raleigh, NC: 2016
- Atlanta, GA: 2017
- Greensboro, NC: 2018

Corporate Profile:

- Overview:
  - Headquartered in Greenville, South Carolina
  - Started as a de novo bank 20 years ago
  - Offices in Greenville, Columbia, Charleston, Raleigh, Atlanta, Greensboro
- Financial snapshot (as of December 31, 2019)

– Total assets:	$2.3 billion
– ROAA:	1.35%
– ROAE:	14.72%
– NPA's:	.30%
– Efficiency ratio:	54%
– TCE:	9.08%
– Total risk-based capital:	13.73%

2019 Highlights:

Earnings:

- Net Income of $27.9 million – 25% increase from 2018
- Diluted EPS of $3.58 – 24% increase from 2018
- Book value increased to $26.83 – 15% increase from 2018

Growth:

- Core deposits increased $222 million – 15% increase
- Total loans increased $266 million – 16% increase

Credit quality and other metrics:

- Total charge-offs = .08%
- Net interest margin = 3.43%
- Efficiency ratio = 54%
- Noninterest expense to average assets = 2.15%

SFST – Increasing Book Value


SFST Book Value
$28.00
$26.00
$24.00
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$13.34
$14.98
$17.00
$20.37
$23.29
$26.83
Dec '14
Dec '15
Dec '16
Dec '17
Dec '18
Dec '19
2015 – 12% increase
2016 – 13% increase
2017 – 20% increase
2018 – 14% increase
2019 – 15% increase

SFST: 5-year valuation comparison

SFST increased 150%
KBW Nasdaq Bank Index increased 53%


SFST
Bank Index
150
100
50
0
-50
Price Change (%)
Y/E 2014
Y/E 2019

2020 Strategic Objectives:

Culture

Growth

Risk

Performance

Southern First Bancshares

Growing Shareholder Value

- Growth – organic strength in each market
- Performance – earnings / risk management
- Model – technology / efficient structure
- Markets – attractive markets in SC, NC, & GA
- Leadership – performance driven

Southern FIRST